Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Blackstone Real Estate Income Master Fund

Tendered Pursuant to the Offer to Repurchase

Dated November 20, 2017

The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on December 20, 2017 and this Letter of Transmittal must be received by

the Fund’s Administrator, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on December 20, 2017, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Blackstone Real Estate Income Master Fund, a closed-end, non-diversified, management investment company organized as a statutory trust under the laws of Delaware (the “Fund”), the shares of beneficial interest, $0.001 par value per share (the “Common Shares”), of the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Repurchase dated November 20, 2017 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Repurchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Repurchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby tenders to the Fund the Common Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to tender the Common Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are repurchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the tender in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to repurchase any of the Common Shares or portions thereof tendered hereby.

A non-transferable, non-interest bearing promissory note for the repurchase price will be issued to the undersigned if the Fund accepts for repurchase the Common Shares tendered hereby. The undersigned acknowledges that State Street Bank and Trust Company, the Fund’s administrator, will hold the promissory note on behalf of the undersigned. The cash payment of the repurchase price for the Common Shares or portion thereof of the undersigned, as described in Section 6 of the Offer to Repurchase, shall be wired back to the undersigned’s account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

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VALUATION DATE: December 31, 2017

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), December 20, 2017

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE FAX OR MAIL TO THE FUND’S ADMINISTRATOR AT:

Regular Mail	Overnight Mail	Fax: (617) 956-0400
State Street Bank and Trust Company P.O. Box 5493 Boston, MA 02206 Attention: Blackstone Real Estate Income Master Fund	State Street Bank and Trust Company 1 Heritage Drive Mail Code: OHD0100 North Quincy, MA 02171 Attention: Blackstone Real Estate Income Master Fund	FOR ADDITIONAL INFORMATION CALL: (855) 890-7725

PART 1 – NAME (AS IT APPEARS ON YOUR BLACKSTONE REAL ESTATE INCOME MASTER FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Shares

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

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BLACKSTONE REAL ESTATE INCOME MASTER FUND ACCOUNT #:                          (Should be the same as on page 2)

PART 3 – PAYMENT

Payments will be directed back to your account.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s registration statement under the Investment Company Act of 1940, as amended (the “Registration Statement”) and the Offer to Repurchase dated November 20, 2017 (the “Offer to Repurchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Registration Statement. This request is irrevocable except as described in the Offer to Repurchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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